UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 13, 2011

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 13, 2011, NACCO Industries, Inc.'s (“NACCO”) wholly owned subsidiary, The North American Coal Corporation (“NACoal”), entered into an amended and restated credit agreement with the Lenders, as defined in the credit agreement, PNC Capital Markets LLC as Lead Arranger and Bookrunner, PNC Bank, National Association, as administrative agent for the Lenders, KeyBank National Association and Regions Bank, each as Co-Syndication Agents, and Union Bank, N.A. as documentation agent for a five-year, $150.0 million unsecured revolving line of credit (the “Facility”). The Facility has performance-based pricing, which sets interest rates based upon achieving various levels of debt to EBITDA ratios, as defined in the Facility. Borrowings bear interest at a floating rate plus a margin based on the level of debt to EBITDA ratio achieved, as defined in the Facility, which can be either a base rate plus a margin ranging from 0.25% to 1.00%, or LIBOR plus a margin ranging from 1.25% to 2.00%. In addition, the Facility contains a commitment fee which is also based upon achieving various levels of debt to EBITDA ratios. The commitment fee ranges from 0.25% to 0.40% per year on the unused commitment. The Facility contains restrictive covenants, which require, among other things, NACoal to maintain certain debt to EBITDA and interest coverage ratios, and provides the ability to make loans, dividends and advances to NACCO, with some restrictions based on the debt to EBITDA ratio in conjunction with maintaining unused availability thresholds of borrowing capacity under the Facility.
     The proceeds of the Facility will be used to refinance existing borrowings under the prior credit agreement, to pay for transaction fees and expenses related to entering into the Facility and for general corporate purposes, including paying an additional $50 million dividend to NACCO.

Certain of the banks and financial institutions that are parties to the Facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to NACCO and its subsidiaries in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the equity securities of NACCO for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

The foregoing summary of the Facility is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

10.1
Credit Agreement by and among The North American Coal Corporation and the Lenders party thereto and PNC Capital Markets LLC, as Lead Arranger and Bookrunner, PNC Bank, National Association, as Administrative Agent, and KeyBank National Association and Regions Bank, as Co-Syndication Agents, and Union Bank, N.A. as documentation agent, dated as of December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2011		NACCO INDUSTRIES, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement by and among The North American Coal Corporation and the Lenders party thereto and PNC Capital Markets LLC, as Lead Arranger and Bookrunner, PNC Bank, National Association, as Administrative Agent, and KeyBank National Association and Regions Bank, as Co-Syndication Agents, and Union Bank, N.A. as documentation agent, dated as of December 13, 2011.